Exhibit 107.1
CALCULATION OF FILING FEE TABLES
F-3
UBS AG
Submission Type: 424B2
EX-FILING FEES
SEC File No. 333-283672
Final Prospectus: True
N/A
The pricing supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price for such offering is $ 1,155,000.00 .